Exhibit 99.1

Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2013

Year-end backlog up 45 percent compared to 2012

PLANO, Texas – Feb. 5, 2014 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter Financial Highlights:

•	Total revenue was $110.7 million in the fourth quarter of 2013, up 16.1 percent, of which 14.0 percent was organic and 2.1 percent was acquisition related, from $95.4 million in the fourth quarter of 2012.

•	Recurring software revenue from maintenance and subscriptions was $69.1 million for the quarter, an increase of 18.5 percent compared to the fourth quarter of 2012, and comprised 62.4 percent of fourth quarter 2013 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $473,000 compared to $238,000 for the fourth quarter of 2012.

•	Operating income for the quarter was $19.5 million, an increase of 26.2 percent from the fourth quarter of 2012.

•	Net income for the quarter was $10.5 million, or $0.30 per diluted share, compared to $9.4 million, or $0.28 per diluted share, for the fourth quarter of 2012.

•	Cash flow from operations for the quarter was $7.4 million, compared to $16.4 million for the fourth quarter of 2012.

•	Non-GAAP operating income for the quarter was $24.7 million, up 28.9 percent from $19.1 million for the fourth quarter of 2012.

•	Adjusted EBITDA for the quarter was $26.0 million, up 27.9 percent compared to $20.3 million for the fourth quarter of 2012.

•	Non-GAAP net income for the quarter was $14.0 million, or $0.39 per diluted share, compared to $11.9 million, or $0.36 per diluted share, for the fourth quarter of 2012.

Full Year Financial Highlights:

•	Total revenue for 2013 was $416.6 million, up 14.7 percent, of which 11.6 percent was organic and 3.1 percent was acquisition related, from $363.3 million in 2012.

•	Recurring software revenue from maintenance and subscriptions was $253.6 million for the year, an increase of 17.1 percent compared to 2012, and comprised 60.9 percent of 2013 revenue.

•	Royalty revenue from Microsoft Dynamics AX was $3.1 million compared to $756,000 in 2012.

•	Operating income for the year was $67.1 million, an increase of 18.6 percent from 2012.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2013

Feb. 5, 2014

•	Net income for the year was $39.1 million, or $1.13 per diluted share, compared to $33.0 million, or $1.00 per diluted share, in 2012.

•	Cash flow from operations for the year was $66.1 million, compared to $58.7 million in 2012.

•	Non-GAAP operating income for the year was $86.4 million, up 22.6 percent from $70.5 million in 2012.

•	Adjusted EBITDA for the year was $91.9 million, up 20.9 percent compared to $76.1 million in 2012.

•	Non-GAAP net income for the year was $52.3 million, or $1.51 per diluted share, compared to $42.6 million, or $1.29 per diluted share, in 2012.

•	Total backlog reached a new high of $551.7 million at December 31, 2013, up 45.0 percent from $380.6 million at December 31, 2012. Software-related backlog (excluding appraisal services) was $531.8 million, an increase of 51.7 percent compared to $350.6 million at December 31, 2012.

“The fourth quarter represented a strong finish to our best year ever by virtually every measure, including revenues, earnings and bookings,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Subscription revenues paced our growth with a 51 percent increase over last year, reflecting increased adoption of our SaaS model as well as a significant increase in revenues from our electronic filing solution for courts. In addition, software license revenues in the fourth quarter were the highest since the fourth quarter of 2009. Our ability to achieve solid growth in licenses and improve margins while continuing to expand a high-growth cloud business is indicative of Tyler’s strong competitive position and a testament to the consistent high level of execution by more than 2,500 Tyler professionals.

“We enter 2014 with a historically high backlog level and a very active new-business environment. We remain enthusiastic about the long-term market opportunities in front of us, and we look forward to continuing to build on Tyler’s leadership position in the public sector market in the coming year,” continued Mr. Marr.

Guidance for 2014

As of February 5, 2014, Tyler Technologies is providing the following guidance for the full year 2014:

•	Total revenues are expected to be in the range of $467 million to $475 million.

•	Diluted earnings per share are expected to be approximately $1.31 to $1.37.

•	Non-GAAP diluted earnings per share are expected to be approximately $1.76 to $1.85.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $15.0 million.

•	The effective tax rate is expected to be between approximately 39.0 percent and 41.0 percent.

•	Capital expenditures are expected to be between $12.0 million and $13.0 million, and total depreciation and amortization expense is expected to be between $15.0 million and $15.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2013

Feb. 5, 2014

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 6, at 10:00 a.m. EST to discuss the Company’s results. Due to historically high call volume, the company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10039014. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on February 6, 2014.

Participants who do not wish to pre-register for the call may dial in using 877-270-2148 (U.S. callers) or 412-902-6510 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 13, 2014. To access the replay, please dial 877-344-7529 (U.S. callers) or 412-317-0088 (international callers) and reference passcode 10039014.

The live webcast and archived replay can also be accessed at www.tylertech.com.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” seven times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2013

Feb. 5, 2014

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2013

Feb. 5, 2014

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be further developed or adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) economic, political and market conditions, including the recent global economic and financial crisis, and the general tightening of access to debt or equity capital; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to successfully complete acquisitions and achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

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(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

14-09

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Software licenses and royalties	$11,426	$8,970	$40,841	$33,928
Subscriptions	19,314	12,762	61,864	44,618
Software services	23,861	21,042	93,267	83,408
Maintenance	49,740	45,489	191,720	171,851
Appraisal services	4,971	5,496	20,825	22,543
Hardware and other	1,423	1,609	8,126	6,956

Total revenues	110,735	95,368	416,643	363,304
Cost of revenues:
Software licenses and royalties	676	475	2,377	1,983
Acquired software	493	518	2,078	1,888
Software services, maintenance and subscriptions	52,616	45,168	199,617	171,584
Appraisal services	3,232	3,619	13,809	14,889
Hardware and other	951	948	5,559	5,258

Total cost of revenues	57,968	50,728	223,440	195,602
Gross profit	52,767	44,640	193,203	167,702
Selling, general and administrative expenses	26,091	22,763	98,289	86,706
Research and development expense	6,095	5,365	23,269	20,140
Amortization of customer and trade name intangibles	1,129	1,093	4,517	4,279

Operating income	19,452	15,419	67,128	56,577
Other expense, net	390	384	1,309	2,709

Income before income taxes	19,062	15,035	65,819	53,868
Income tax provision	8,550	5,659	26,718	20,874

Net income	$10,512	$9,376	$39,101	$32,994

Earnings per common share:
Basic	$0.32	$0.30	$1.23	$1.09

Diluted	$0.30	$0.28	$1.13	$1.00

Weighted average common shares outstanding:
Basic	32,498	30,779	31,891	30,327
Diluted	35,348	33,421	34,590	32,916

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$52,767	$44,640	$193,203	$167,702
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	422	293	1,509	1,084
Add: Amortization of acquired software	493	518	2,078	1,888

Non-GAAP gross profit	$53,682	$45,451	$196,790	$170,674

Non-GAAP gross margin	48.5%	47.7%	47.2%	47.0%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$19,452	$15,419	$67,128	$56,577
Non-GAAP adjustments:
Add: Share-based compensation expense	3,114	1,905	11,653	7,411
Add: Employer portion of payroll tax related to employee stock transactions	472	201	982	311
Add: Amortization of acquired software	493	518	2,078	1,888
Add: Amortization of customer and trade name intangibles	1,129	1,093	4,517	4,279

Non-GAAP adjustments subtotal	$5,208	$3,717	$19,230	$13,889

Non-GAAP operating income	$24,660	$19,136	$86,358	$70,466

Non-GAAP operating margin	22.3%	20.1%	20.7%	19.4%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$10,512	$9,376	$39,101	$32,994
Non-GAAP adjustments:
Add: Total non-GAAP adjustments affecting operating income	5,208	3,717	19,230	13,889
Less: Tax impact related to non-GAAP adjustments	(1,770)	(1,172)	(6,014)	(4,307)

Non-GAAP net income	$13,950	$11,921	$52,317	$42,576

Non-GAAP earnings per diluted share	$0.39	$0.36	$1.51	$1.29

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$422	$293	$1,509	$1,084
Selling, general and administrative expenses	2,692	1,612	10,144	6,327

Total share-based compensation expense	$3,114	$1,905	$11,653	$7,411

Reconciliation of adjusted EBITDA
GAAP net income	$10,512	$9,376	$39,101	$32,994
Amortization of customer and trade name intangibles	1,129	1,093	4,517	4,279
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,564	2,002	9,269	8,432
Interest expense included in other expense, net	149	310	685	2,064
Income tax provision	8,550	5,659	26,718	20,874

EBITDA	$22,904	$18,440	$80,290	$68,643

Share-based compensation expense	3,114	1,905	11,653	7,411

Adjusted EBITDA	$26,018	$20,345	$91,943	$76,054

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$78,876	$6,406
Accounts receivable, net	106,570	99,212
Income tax receivable	9,721	406
Other current assets	14,309	10,074
Deferred income taxes	7,759	5,955

Total current assets	217,235	122,053
Accounts receivable, long-term portion	588	1,187
Property and equipment, net	64,844	45,381
Non-current investments available-for-sale	1,288	2,037
Other assets:
Goodwill and other intangibles, net	159,997	166,811
Other	536	1,197

Total assets	$444,488	$338,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,372	$29,185
Deferred revenue	156,738	140,550

Total current liabilities	192,110	169,735
Revolving line of credit	—	18,000
Deferred income taxes	6,059	5,632
Shareholders’ equity	246,319	145,299

Total liabilities and shareholders’ equity	$444,488	$338,666

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$10,512	$9,376	$39,101	$32,994
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	3,693	3,095	13,786	12,711
Share-based compensation expense	3,114	1,905	11,653	7,411
Provision for losses-accounts receivable	729	961	729	961
Excess tax benefit from exercise of share-based arrangements	(15,007)	(5,481)	(28,207)	(8,764)
Deferred income taxes	(417)	(215)	(1,497)	(215)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	4,765	6,773	30,525	13,570

Net cash provided by operating activities	7,389	16,414	66,090	58,668

Cash flows from investing activities:
Proceeds from sales of investments	1,040	—	1,090	75
Cost of acquisitions, net of cash acquired	—	(10,451)	(181)	(25,680)
Additions to property and equipment	(6,596)	(2,751)	(26,858)	(9,102)
Decrease (increase) in other	20	(70)	291	(29)

Net cash used by investing activities	(5,536)	(13,272)	(25,658)	(34,736)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(10,000)	(18,000)	(42,700)
Contributions from employee stock purchase plan	1,007	809	3,542	2,641
Proceeds from exercise of stock options	8,888	6,871	18,289	12,443
Excess tax benefit from exercise of share-based arrangements	15,007	5,481	28,207	8,764

Net cash provided (used) by financing activities	24,902	3,161	32,038	(18,852)

Net increase in cash and cash equivalents	26,755	6,303	72,470	5,080
Cash and cash equivalents at beginning of period	52,121	103	6,406	1,326

Cash and cash equivalents at end of period	$78,876	$6,406	$78,876	$6,406